UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2006
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[           ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[           ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[           ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[           ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 7, 2006, Searchlight Minerals Corp. (the ”Company”), announced drilling sample analysis results from its Clarkdale Slag Project. In the fall of 2005, drilling commenced on the Company’s Clarkdale Slag Project under chain-of-custody sampling by Mountain States R&D International Inc. (“MSRDI”). A total of 9 holes and 675 feet were drilled as part of a Minerals Inventory Study being conducted by MSRDI on behalf of the Company. Sample preparation and analysis of the base metal results (Cu, Zn, Fe) of the first two drill holes are provided below. These results were reported to the Company by MSRDI.

SD1 Drill Hole

Footage	Copper	Zinc	Iron
	Cu (%)	Zn (%)	Fe (%)

0.0 – 8.9	0.95	1.73	30.8
8.9 – 19.0	0.76	1.68	29.7
19.0 – 30.0	0.77	1.73	30.4
30.0 – 39.5	0.52	1.94	29.8
39.5 – 55.0	0.45	1.75	31.0

0.0 – 55.0 Composite	0.70	2.10	32.1

SD2 Drill Hole

Footage	Copper	Zinc	Iron
	Cu (%)	Zn (%)	Fe (%)

0.0 – 9.5	0.71	1.69	30.0
9.5 – 19.0	1.06	1.80	31.2
19.0 – 30.0	0.70	1.79	29.9
30.0 – 40.0	0.43	1.97	31.4
40.0 – 50.0	0.46	1.95	31.3
50.0 – 60.0	0.58	1.75	31.4

0.0 – 60.0 Composite	0.73	2.13	34.6

Drilling Program

The Company retained Dr. Richard F. Hewlett as the Project Manager for its Clarkdale Slag Project. Under the guidance of Dr. Hewlett, the Company contracted Mountain States R&D International Inc. of Tucson, AZ, to execute a Minerals Inventory Study. MSRDI, under the direction of its president, Dr. Roshan Bhappu will guide the Minerals Inventory Study which will include drilling the slag pile to determine grade and tonnage.

In the fourth quarter of 2005, the Company drilled 9 holes (SD1-7, 11, 12) in the slag pile all under the supervision of MSRDI and adhered to strict chain of custody (COC). The drill hole samples were collected and prepared by MSRDI.

The above results are the first results reported to the Company from MSRDI. MSRDI used standard fusion technique in analyzing the results from the first two drill holes. Precious metal drill results analysis for SD-1 and SD-2 are expected to follow. Results from the remaining 7 drill holes including results from precious metal and base metal sample analysis are currently being prepared by MSRDI. The Company intends to resume the drilling program following the receipt and analysis of the first nine drill holes. Once the results from the drill program are fully analyzed, planning for the next steps on the project will begin. These next steps may include more drilling, analytical work, and testing of material on a larger scale (such as a test plant). At such time that the Company deems appropriate, a bankable feasibility study will be undertaken.

Project Details

The Company entered into an assignment agreement dated for reference June 1, 2005 with Nanominerals Corp. (“NMC”), a Nevada Corporation, pursuant to which NMC assigned all of its interest in a joint venture agreement dated May 20, 2005 between NMC and Verde River Iron Company, LLC, a Nevada limited liability company. The JV Agreement was entered into for the purpose of funding the processing of a copper smelter slag located at Clarkdale, Arizona, USA, 107 miles north of Phoenix and about 50 miles southwest from Flagstaff, Arizona. The slag contained on the Clarkdale Slag Project site was produced as smelter rejects from prior processing of copper ores. Upon completion of a drilling and sampling program to determine if the project is feasible, the Company intends to re-process the slag pile using an extraction process developed using industry standard metallurgy. If the feasibility study confirms the work to date, then the joint venture expects to build a 2,000 ton per day (720,000 tons per year) extraction facility at Clarkdale.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated March 7, 2006 announcing Clarkdale Slag Project drill results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: March 7, 2006
By:	/s/ Carl S. Ager
CARL S. AGER
Secretary, Treasurer and Chief Financial Officer